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                                                                    Exhibit 23.1

                        CONSENT OF HILL BARTH & KING LLC INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-83146, 333-47851, 333-47843, 333-47059 and
333-46991) of FlexiInternational Software, Inc. of our report dated February 20, 2002, appearing in this Annual Report on Form 10-K relating to the consolidated financial statements of FlexiInternational Software, Inc. and subsidiary as of and for the year ended December 31, 2001. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of this Form 10-K.


                                       /s/ HILL, BARTH & KING LLC
                                           Certified Public Accountants


Naples, Florida
March 29, 2002